Supplement A-2

National Grid Transco plc

Group balance sheet
at March 31, 2003

	£m	$m
Fixed assets
Intangible assets	1,893	2,991
Tangible assets	16,847	26,618
Investments in joint ventures
- Share of gross assets	542	856
- Share of gross liabilities	(498)	(787)
- Share of net assets	44	69
Other investments	209	330
Total investments	253	399
	18,993	30,008

Current assets
Stocks	126	199
Debtors (amounts falling due within one year)	1,811	2,861
Debtors (amounts falling due after one year)	3,395	5,364
Assets held for exchange	17	26
Current asset investments	482	762
Cash at bank and in hand	119	188
	5,950	9,400

Creditors (amounts falling due within one year)
Borrowings	(2,246)	(3,548)
Other creditors	(2,800)	(4,424)
	(5,046)	(7,972)

Net current assets	904	1,428

Total assets less current liabilities	19,897	31,436

Creditors (amounts falling due after more than one year)
Convertible bonds	(502)	(793)
Other borrowings	(11,731)	(18,535)
Other creditors	(2,022)	(3,194)
	(14,255)	(22,522)

Provisions for liabilities and charges	(4,406)	(6,961)

Net assets employed	1,236	1,953

Capital and reserves
Called up share capital	308	487
Share premium account	1,247	1,970
Other reserves	(5,131)	(8,107)
Profit and loss account	4,728	7,470
Equity shareholders' funds	1,152	1,820
Minority interests
Equity	15	24
Non-equity	69	109
	84	133
	1,236	1,953

Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP	1,152	1,820

Adjustments to conform with US GAAP
Deferred taxation	(1,593)	(2,517)
Pensions	(1,800)	(2,844)
Shares held by employee share trusts	(39)	(62)
Ordinary dividends	317	501
Tangible fixed assets - reversal of partial release of impairment provision	(35)	(55)
Fixed assets - impact of Lattice purchase accounting and replacement expenditure	7,243	11,444
Financial instruments	(253)	(400)
Carrying value of EPICs liability	243	384
Severance liabilitites	3	5
Recognition of income	(27)	(43)
Regulatory assets	241	381
Goodwill - purchase of Lattice	3,829	6,050
Goodwill - other acquisitions	179	283
Restructuring - purchase of Lattice	(6)	(10)
Share of joint ventures' and associate's adjustments	(17)	(27)
Other adjustments	(11)	(17)

Total US GAAP adjustments	8,274	13,073

Equity shareholders' funds under US GAAP	9,426	14,893

The balance sheet is prepared under UK GAAP. The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2003 of $1.58 =£1

National Grid Transco plc

Group cash flow statement
for the year ended March, 31 2003

£m	$m

Net cash inflow from operating activities before exceptional items	3,154	4,983
Expenditure relating to exceptional items	(328)	(518)
Net cash inflow from operating activities	2,826	4,465

Dividends from joint ventures	11	17

Returns on investments and servicing of finance
Interest received	56	89
Interest paid	(957)	(1,512)
Dividends paid to minority interests	(11)	(17)

Net cash outflow for returns on investments and servicing of finance	(912)	(1,440)

Taxation
Corporate tax paid	(112)	(177)

Capital expenditure
Payments to acquire tangible fixed assets	(1,518)	(2,398)
Receipts from disposals of tangible fixed assets	111	175

Net cash outflow for capital expenditure	(1,407)	(2,223)

Acquisitions and disposals
Payments to acquire investments	(165)	(261)
Receipts from disposal of investments	328	518

Net cash outflow for acquisitions and disposals	163	257

Equity dividends paid	(571)	(902)

Net cash outflow before management of liquid resources and financing	(2)	(3)

Management of liquid resources
Decrease in short term deposits	(138)	(218)

Net cash inflow from the management of liquid resources	(138)	(218)

Financing
Issue of ordinary shares	4	6
Payments to repurchase ordinary shares	(97)	(153)
Increase in borrowings	267	422

Net cash inflow from financing	174	275

Movement in cash and overdrafts	34	54

Summary Group cash flow statement under US GAAP

Net cash provided by operating activities	1,834	2,899
Net cash used in investing activities	(470)	(743)
Net cash used in financing activities	(962)	(1,520)
Net decrease in cash and cash equivalents	402	636
Cash and cash equivalents at beginning of year	178	281
Exchange adjustments	(10)	(16)
Cash and cash equivalents at end of year	570	901

Current asset investments and cash per balance sheet	601	950
Reverse bank overdraft grossing up	17	27
Less: marketable securities	(48)	(76)
Cash and cash equivalents	570	901

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP. The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2003 of $1.58 =£1.

National Grid Transco plc

Group Profit and loss account
for the year ended March 31, 2003

	£m	$m

Turnover, including share of joint ventures	9,566	15,114
Less: share of joint ventures' turnover - continuing operations	(99)	(156)
Less: share of joint ventures' turnover - discontinued operations	(67)	(106)

Group turnover
- continuing operations	9,363	14,793
- discontinued operations	37	59
	9,400	14,852

Operating costs	(7,788)	(12,305)

Operating profit of Group undertakings
- continuing operations	1,806	2,854
- discontinued operations	(194)	(307)
	1,612	2,547

Share of joint ventures' and associate's operating profit - continuing operations	15	24
Share of joint ventures' and associate's operating loss - discontinued operations	109	171
	124	195

Operating profit
- Before exceptional items and goodwill amortisation	2,185	3,452
- Exceptional items - continuing operations	(308)	(487)
- Exceptional items - discontinued operations	(39)	(62)
- Goodwill amortisation	(102)	(161)
Total operating profit	1,736	2,742

Merger costs - comtinuing operations	(79)	(125)
Profit on disposal of tangible fixed assets - continuing operations	48	76
Loss on sale or termination of operations - discontinued operations	(68)	(107)
Net interest
- Excluding exceptional item	(939)	(1,484)
- Exceptional item	(31)	(49)
	(970)	(1,533)

Profit on ordinary activities before taxation	667	1,053
Taxation
- Excluding exceptional items	(373)	(589)
- Exceptional items	128	202
	(245)	(387)

Profit on ordinary activities after taxation	422	666
Minority interests
- Excluding exceptional items	(3)	(5)
- Exceptional items	(28)	(44)
	(31)	(49)

Profit for the year	391	617

Dividends	(530)	(837)

Loss transferred from profit and loss reserve	(139)	(220)

Reconciliation of net income to US GAAP

Net income under UK GAAP	391	617

Adjustments to conform with US GAAP
Elimination of Lattice pre-acquisition results, measured under UK GAAP	293	464
Merger costs	32	51
Deferred tax	7	11
Pensions	35	55
Share option schemes	(29)	(46)
Fixed assets - purchase of Lattice	(169)	(267)
Replacement expenditure	166	262
Financial instruments	40	63
Carrying value of EPICs liability	2	3
Severance and integration costs	(110)	(174)
Recognition of income	2	3
Goodwill	70	111
Restructuring - purchase of Lattice	46	73
Share of joint ventures' and associate's adjustments	(27)	(43)
Other	2	3

Total US GAAP adjustments	360	569

Net income under US GAAP	751	1,186

The profit and loss account is prepared under UK GAAP. The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on an average exchange rate of $1.58 =£1

National Grid Transco plc

Group profit and loss reserve
for the year ended March 31, 2003

	£m		$m

At April 1, 2002	5,276		8,336

Exchange adjustments	(322)		(509)

Tax on exchange adjustments	12		19

Repurchase and cancellation of ordinary shares	(97)		(153)

Transfer between reserves on issue of certain shares under share option schemes	(2)		(3)

Retained loss for the year	(139)		(220)

At March 31, 2003	4,728		7,470

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP

Group profit and loss reserve under UK GAAP at March 31, 2003	4,728		7,470

Adjustments to conform with US GAAP	(3,640)		(5,751)

Retained earnings under US GAAP at March 31, 2003	1,088	*	1,719	*

* Includes cumulative other comprehensive income of £1,175m ($1,857m)

The profit and loss reserve is prepared under UK GAAP. The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2003 of $1.58 =£1